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                                                                   EXHIBIT 10.96

            SUMMARY OF EXECUTIVE COMPENSATION AND BONUS ARRANGEMENTS

The table below summarizes the current annual salary and bonus arrangements with each of the Company's executive officers. All of the compensation arrangements with the executive officers, including with respect to annual salaries and bonuses, are reviewed and may be modified from time to time by the Compensation Committee of the Board of Directors. The Compensation Committee approved the annual salary and bonus arrangements noted in the table below.

On May 25, 2005, the Compensation Committee adopted an executive bonus plan effective May 25, 2005, a description of which is discussed below.

The Company's executive officers are "at-will" employees. Currently, there are no written or oral employment arrangements with the executive officers, except that Keith Clark received a Contract of Employment dated July 5, 2000, a copy of such is filed as an exhibit to the accompanying Annual Report on Form 10-K. The Company's executive officers received standard forms of Indemnification Agreement and Change of Control Agreement. From time to time, the executive officers are granted stock options, subject to the approval of the Compensation Committee. The Company's standard forms of Indemnification Agreement, Change of Control Agreement and the 2001 Stock Incentive Plan are on file with the SEC.

EXECUTIVE OFFICER                                                SALARY        BONUS
                                                                   ($)          ($)
Thomas P. Raimondi, Jr...................................      400,000(2)       (1)
   President, Chief Executive Officer and
   Chairman of the Board

Keith Clark..............................................      362,657(3)
   Executive Vice President, European Operations

Scott Poteracki..........................................      270,000          (1)
   Executive Vice President, Chief Financial Officer
   and Secretary

Richard L. Ruskin........................................      364,447
   Executive Vice President, U.S. Sales And Marketing

Jon Caputo...............................................      240,000          (1)
   Executive Vice President, Worldwide Operations

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(1)   Effective May 25, 2005, Messrs. Raimondi, Poteracki and Caputo are
      eligible for annual bonuses of $120,000, $90,000, and $90,000, respectively. The following guidelines apply to the annual incentive portion of the executives' compensation: (i) any incentive payments earned will be paid during the first quarter following the close of the current fiscal year; (ii) annual operating profitability for the Company, as determined by the Compensation Committee in its discretion, is a prerequisite for any annual incentive payments; and (iii) the specific incentive elements for each executive will be established by the Compensation Committee based on the approved annual financial plan.

(2) Mr. Raimondi's annual base salary was increased, effective May 25, 2005 from $337,000 to $400,000.

(3) Mr. Clark's salary is paid in British Pounds and translated to U.S. Dollars at the applicable exchange rates.

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                         SUMMARY OF EXECUTIVE BONUS PLAN

On May 25, 2005, the Compensation Committee of the Board of Directors adopted an executive bonus plan effective May 25, 2005. Under this executive bonus plan, eligible executive officers may earn annual incentive compensation with the following guidelines:

      - any incentive payments earned will be paid during the first quarter following the close of the current fiscal year;

      - annual operating profitability for the Company, as determined by the Compensation Committee in its discretion, is a prerequisite for any annual incentive payments; and

      - the specific incentive elements for each executive will be established by the Compensation Committee based on the approved annual financial plan.

Currently, the Chief Executive Officer, Chief Financial Officer and Executive Vice President - Worldwide Operations are eligible to participate in this executive bonus plan.